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                                                                    EXHIBIT 10.4



                           MUSIC CONVERSION AGREEMENT

This Agreement is made as of April 1, 1998 (the "Effective Date") by and between Sunhawk Corporation, a Washington corporation with offices at 223 Taylor Avenue North, Suite 200, Seattle, WA 98109 USA and International Music Engraving Company, with it principal place of business at #7 Navy Road, Baguio City, 2600, Philippines ("IMEC").

                                    RECITALS

A. IMEC wishes to convert sheet music into Sunhawk's proprietary Solero(TM) file format.

B. Sunhawk wishes to retain IMEC to convert sheet music into Sunhawk's proprietary Solero file format.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Sunhawk and IMEC agree as follows:

                                    SECTION 1
                                   DEFINITIONS

      1.1 Music Title. "Music Title" means a specific printed music composition which may consist of one or more pages.

      1.2 Source File. "Source File" (also called "Work Space") means a single page of music in digital form which has been prepared by Sunhawk by scanning the Music Title and converting it into a format which can be used by the Solero Editor.

      1.3 Source Materials. "Source Materials" means any copies of Music Titles in original sheet music form, notes, audio recordings, or other source materials which Sunhawk may provide IMEC concerning the Music Title.

      1.4 Specifications. "Specifications" for the Final File shall be as set forth in Schedule "A" of this Agreement.

      1.5 Solero Editor. "Solero Editor" means the music editor software provided to IMEC for use in preparing the Final Files as well as any templates, editing tools, documentation, instruction files, instruction manuals, and any other files, programs or other materials provided by Sunhawk for use in converting the Source Files into Final Files.

      1.6 Working Materials. "Working Materials" means the working file which is prepared by IMEC from the Source File using the Solero Editor in accordance with the Specifications. "Working Materials" also includes any materials, inventions, documentation, original works of authorship, programs, files or other materials which IMEC develops or creates which arises from or is otherwise related to the Solero Editor, Source Files, Source Materials, Specifications or any other information or materials provided to IMEC under this Agreement.



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      1.7 Final File. "Final File" means the file which is prepared by IMEC from the Source File(s) using the Solero Editor which IMEC believes in good faith to conform in all respects to the Specifications. A Final File will contain one or more Pages.

      1.8 Page. "Page" means a page of music in a Final File which is considered by the Solero Editor software as a full page of music.

      1.9 Delivery and Payment Schedule. "Delivery Schedule" shall be as set forth in Schedule "B" to this Agreement which lists the Pages contracted for and the deadlines for their delivery. "Payment Schedule" shall be as also set forth in Schedule "B".

                                    SECTION 2
                     CONVERSION AND DELIVERY OF DELIVERABLES

      2.1 Conversion Progress Reports. IMEC shall, using its best efforts, convert the Source Files into Final Files in accordance with the Specifications. IMEC acknowledges that it has reviewed said Specifications and that it agrees to prepare Final Files in accordance to the quality standards described and exemplified by the Specifications. ALL CONVERSION WORK WILL BE PERFORMED BY IMEC OR ITS EMPLOYEES AT IMEC'S OFFICES. IMEC AGREES THAT NO CONVERSION WORK SHALL BE PERFORMED BY INDEPENDENT CONTRACTORS WITHOUT THE EXPRESS WRITTEN APPROVAL OF SUNHAWK. Upon Sunhawk's request, IMEC shall report on the status of the conversion of Source Files and any problems encountered relating to conversion of the Source Files. In addition, IMEC shall contact Sunhawk's representative promptly by telephone or email upon discovery of any event or problem that will materially delay conversion work, and thereafter, if requested, promptly confirm such report in writing. While Sunhawk agrees to provide reasonable technical support for the Solero Editor, IMEC acknowledges that it is its responsibility to become proficient in the use of the Solero Editor. The use of the Solero Editor software is subject to IMEC's acceptance of the terms and conditions of the separate "Combined Solero Editor and Viewer License Agreement."

      2.2 Staffing. IMEC agrees to maintain a staff of qualified employees large enough to prepare the Pages on the dates set forth in the Delivery Schedule. Schedule "C" contains a list of the qualifications which qualified staff typically have.

      2.3 Delivery. IMEC shall deliver Pages within the times specified in the Delivery Schedule. Failure to deliver Pages on the dates set forth in the Delivery Schedule shall be deemed a material breach of this Agreement.

      2.4 Delivery of Source Materials. Upon request by Sunhawk, IMEC shall either deliver to Sunhawk, or destroy, all corresponding Source Files and Source Materials.



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                                    SECTION 3
                 TESTING AND ACCEPTANCE; EFFECT OF REJECTION

            Testing and Acceptance Procedure. All Final Files shall be thoroughly reviewed by IMEC and all necessary corrections as a result of such review shall be made prior to delivery to Sunhawk. Upon receipt of a Deliverable, Sunhawk will, in its sole discretion either: i) accept the Final File and make the payment set forth in Schedule "B"; or, ii) provide IMEC with written notice of the aspects in which the Final File contains errors or does not conform to the Specifications and request that IMEC correct said Final File.

                                    SECTION 4
                            OTHER OBLIGATIONS OF IMEC

      4.1 Product Quality. IMEC agrees that the Final Files will be of high quality and will conform in all respects to the Specifications. IMEC agrees to fix at its own expense any errors which may be discovered in any Final File for a period of one year after the date of acceptance of the Final File by Sunhawk. IMEC further agrees to inform Sunhawk promptly of any known errors in the Final Files.

                                    SECTION 5
                               PROPRIETARY RIGHTS

      5.1 Property Rights. IMEC acknowledges and agrees that the Solero Editor, Source Files, Source Materials, Working Materials, and Final Files, including but not limited to all source and object code, audiovisual effects associated therewith are the property of Sunhawk (collectively "Proprietary Materials"). Title to all property rights including but not limited to copyrights, patents and trade secrets in all of the Proprietary Materials shall remain with Sunhawk. Except as expressly provided in this Agreement in order for IMEC to convert the Source Files into Final Files, no license or other rights in the Proprietary Materials is granted hereby.

      5.2 Assignment of Rights. IMEC agrees to transfer and assign, and hereby transfers and assigns to Sunhawk its entire right, title and interest, if any, including without limitation all copyright ownership therein, no matter when acquired, in the Working Materials and Final Files, and IMEC agrees to cooperate with Sunhawk in perfecting any such assignment of rights. During and after this Contract, IMEC will assist Sunhawk in every reasonable way, at Sunhawk's expense, to establish original ownership of all such Working Materials and Final Files on the part of Sunhawk and secure, maintain and defend for Sunhawk's benefit all copyrights, patent rights, mask work rights, trade secret rights and other proprietary rights in and to the Working Materials and Final Files. IMEC agrees that it shall obtain no "moral", license, or other rights in the Final Files, Working Materials or other Proprietary Materials.



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                                    SECTION 6
                                 CONFIDENTIALITY

      6.1 Confidential Information. The terms of this Agreement, Source Files, Solero Editor, Source Materials, Working Materials, and Final Files, and any other source code, computer program listings, techniques, algorithms and processes and technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by the Sunhawk to IMEC or developed by IMEC in the course of conversion is the confidential information ("Confidential Information") of Sunhawk.

      6.2 Restrictions on Use. IMEC agrees that except as authorized in writing by Sunhawk: (i) IMEC will preserve and protect the confidentiality of all Confidential Information; (ii) IMEC will not disclose to any third party, the existence, source, content or substance of the Confidential Information or make copies of Confidential Information; (iii) IMEC will not deliver Confidential Information to any third party, or permit the Confidential Information to be removed from IMEC's premises; (iv) IMEC will not use Confidential Information in any way other than to develop the Final Files as provided in this Agreement; (v) IMEC will not disclose, use or copy any third party information or materials received in confidence by IMEC for purposes of work performed under this Agreement; and (vi) IMEC shall require that each of its employees who work on or have access to the materials which are the subject of this Agreement sign a suitable confidentiality and work-for-hire/assignment agreement and be advised of the confidentiality and other applicable provisions of this Agreement.

      6.3 Limitations. Information shall not be considered to be Confidential Information if it (i) is already or otherwise becomes publicly known through no act of IMEC; or (ii) is authorized in writing by Sunhawk to be disclosed, copied or used.

      6.4 Return of Source Materials. Upon Sunhawk's acceptance of a Final File for a Music Title, IMEC shall provide Sunhawk with all copies and originals of the Source File, Source Materials, Working Materials and Final File for the Music Title. Not later than seven (7) days after the termination of this Agreement for any reason, or if sooner requested by Sunhawk, IMEC will return to Sunhawk all originals and copies of the Proprietary Materials and Confidential Information, as well as any other materials provided to IMEC, or created by IMEC under this Agreement.

      6.5 Third Party Confidential Information. IMEC acknowledges that its association with Sunhawk is in no way conditioned or based upon its knowledge or disclosure to Sunhawk of confidential information or trade secrets of others, and agrees that IMEC will not disclose to Sunhawk or induce Sunhawk to use any confidential information or trade secrets belonging to any third party.



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                                    SECTION 7
                    WARRANTIES, COVENANTS AND INDEMNIFICATION

      7.1 Warranties and Covenants of IMEC. IMEC represents, warrants and covenants to Sunhawk the following:

      (a) IMEC has the full power to enter into this Agreement and perform the services provided for herein, and that such ability is not limited or restricted by any agreements or understandings between IMEC and other persons or companies;

      (b) Any information or materials developed for, or any advice provided to Sunhawk, shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by IMEC from sources other than Sunhawk.

      c) The conversion and other work performed by IMEC under this Agreement shall be in compliance with the Specifications.

      7.2 IMEC's Indemnity. IMEC agrees to indemnify, hold harmless and defend Sunhawk from all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of the conversion work which it performs under this Agreement, including without limitation claims of the breach of any covenant or warranty set forth in Section 7.1 above.

      7.3 Conditions to Indemnity. IMEC's obligation to indemnify is conditioned on Sunhawk's notifying IMEC promptly of any claim as to which indemnification will be sought and providing IMEC reasonable cooperation in the defense and settlement thereof.

      7.4 Sunhawk's Indemnification. Sunhawk agrees to indemnify, hold harmless and defend IMEC from all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of the breach of the following Covenants and Warranties:

      (a) Sunhawk possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

      (b) The performance of the terms of this Agreement and of Sunhawk's obligations hereunder shall not breach any separate agreement by which Sunhawk is bound.

      7.5 Conditions to Indemnity. Sunhawk's obligation to indemnify is conditioned on IMEC's notifying Sunhawk promptly of any claim as to which indemnification will be sought and providing Sunhawk reasonable cooperation in the defense and settlement thereof.



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                                    SECTION 8
                                 CONVERSION FEES

      8.1 Payments. Sunhawk shall pay IMEC according to the payment schedule set forth in Schedule "B" upon Sunhawk's acceptance of each Final File. "Acceptance" shall mean the decision, made in Sunhawk's sole discretion, that the Final File conforms to the Specifications. Payment will be based on the number of Pages accepted by Sunhawk. No conversion fee shall be payable on Pages which are conversions of title pages. Since a Page may be larger or smaller than the original printed Music Title page, fees are payable on the number of Pages accepted, and not on the number of pages in the original printed Music Title.

      8.2 Compliance with Laws. Any and all amounts payable to IMEC hereunder shall be subject to all laws and regulations now or hereafter in existence requiring the deduction or withholding of payment for income or other taxes payable by or assessable against IMEC. Sunhawk shall have the right to make such deductions and withholdings and the payment thereof to the governmental agency concerned, and IMEC agrees that it shall make and prosecute any claims which it may have with respect thereto directly with the governmental agency having jurisdiction over any such matter.

                                    SECTION 9
                                   TERMINATION

      9.1 Termination for Non-Performance or Delay. In the event of a termination of this Agreement by Sunhawk because of IMEC's material breach of this Agreement, Sunhawk will have no further obligations or liabilities under this Agreement. Sunhawk will have the right, in addition to all of its other rights, to require that IMEC deliver to Sunhawk all of IMEC's work in progress, including all originals and copies thereof, as well as any other materials provided to IMEC, or created by IMEC under this Agreement. Payment of any Delivery Schedule milestones under Schedule "B" which have been met shall be deemed payment in full for all obligations of Sunhawk under this Agreement, including full payment for all Working Materials, Final Files and all other materials and work relating to the portion of this Agreement which has been completed as of the time of termination.

                                   SECTION 10
                      GOVERNING LAW; JURISDICTION AND VENUE

      Governing Law; Venue. The validity, construction, and performance of this Agreement shall be governed by the laws of the state of Washington without respects to conflicts of laws, and all claims and/or lawsuits in connection with agreement must be brought in Seattle, Washington. IMEC consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in Seattle, Washington.



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                                   SECTION 11
                            MISCELLANEOUS PROVISIONS

      11.1 Notices. For purposes of all notices required or permitted to be given hereunder, the addresses of the parties hereto shall be as indicated below. All notices shall be in writing and shall be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile or email, or sent by first class registered or certified mail or equivalent, return receipt requested, addressed to the Parties at their addresses set forth below:

If to IMEC:       Mr. Kee Bong Kim
                  International Music Engraving Company
                  #7 Navy Road
                  Baguio City 2600
                  Philippines

If to Sunhawk:    Sunhawk Corporation
                  223 Taylor Avenue North
                  Suite 200
                  Seattle, WA 98109-5017 USA
                  Attn: General Counsel

      11.2 Designated Person to Send and Receive Material. The Parties agree that all materials exchanged between the parties for formal approval shall be communicated between single designated persons, or a single alternate designated person for each Party. Each Party shall have the right to change its Designated Persons from time to time and to so notify the other.

      11.3 Entire Agreement. Except for the Combined Solero Editor and Viewer Agreement, this Agreement, including the attached Schedules which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the Parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the Parties.

      11.4 Force Majeure. Neither Party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder.

      11.5 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to any law, the remaining provisions shall remain in full force and effect as if said provision never existed.

      11.6 Contract Assignment. This Agreement is personal to IMEC. IMEC may not sell, transfer, sublicense, hypothecate or assign its rights and duties under this Agreement without the



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written consent of Sunhawk. No rights of IMEC hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee, or other party. This Agreement shall inure to the benefit of Sunhawk, its successors and assigns.

      11.7 Waiver and Amendments. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless consented to by both Parties in writing. No failure or delay by either Party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

      11.8 Agency. The Parties are separate and independent legal entities. IMEC is performing services for Sunhawk as an independent contractor. Nothing contained in this Agreement shall be deemed to constitute either IMEC or Sunhawk an agent, representative, partner, joint venturer or employee of the other party for any purpose. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the daily work activities of the other. Sunhawk shall however have the right to provide support in the use of its Editor software, suggestions on procedures for creating Final Files, and comments and corrections on the Final Files which are submitted for approval.

      11.9 Titles and Headings. The titles and headings of each section are intended for convenience only and shall not be used in construing or interpreting the meaning of any particular clause or section.

      11.10 Contract Interpretation. Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the Parties' intentions at the time this Agreement is entered into.

      11.11 No Third Party Rights. This Agreement is not for the benefit of any third party, and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

      11.12 Singular and Plural Terms. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

      11.13 Limitation on Liability; Remedies. Except as provided in Section 7 above, and except in the case of the infringement or violations of copyright, trade secret, trademark or any other intellectual property rights, neither party shall be liable to the other party for any incidental,



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consequential, special, or punitive damages of any kind or nature, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if either party has warned or been warned of the possibility of any such loss or damage.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

International Music Engraving Company       Sunhawk Corporation


By: Kim Kee Bong                            By Brent Mills
   ----------------------------------          ---------------------------------

    /s/ KEE KIM BONG                           /s/ BRENT MILLS
    ---------------------------------          ---------------------------------
    Mr. Kee Bong Kim                           Brent Mills

Its: President, IMEC                         Its:  CEO
     --------------------------------              -----------------------------



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                                   SCHEDULE A
                                 SPECIFICATIONS



1. The Final Files shall conform to the Sunhawk Style Manual and any revisions or updates which are issued during the term of this Agreement.

2. The Final Files will be of a quality consistent with that prepared and published by Sunhawk.

3. The Final Files shall conform to the quality of sample files (for both a visual and audio quality) and printed music provided by Sunhawk, including the "Good and Bad" files, "Samples" and "Showcase Pages" located at https://store.sunhawk.com/Pages/reference.

4. The Final File shall conform to any style or corrections memos which may be issued by Sunhawk.

5. For each Final File submitted, IMEC will provide Sunhawk with the name of the IMEC employee who did the final quality review ("slotted") of the Final File.



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                                   SCHEDULE B
                          DELIVERY AND PAYMENT SCHEDULE


Delivery Schedule

250 Pages by September 30, 1998

300 additional Pages by October 31, 1998.

400 additional Pages by November 30, 1998.

550 additional Pages by December 31, 1998.


Payment upon Acceptance

$20 for Pages 1 through 500 above.

$17 for Pages 501 though 1500 above.


(The parties acknowledge that in addition to the Pages listed above, IMEC has delivered, and Sunhawk has accepted and paid for, 100 Pages at $10 per page.)



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                                   SCHEDULE C
                             STAFFING QUALIFICATIONS


- Music Degree (B.A.) or advanced music skills

- Extensive experience using music notation software

- Excellent verbal communication skills

- Ability to work both independently and in team work environment

- Good trouble-shooting skills

- Excellent knowledge of music notation

- Excellent ear training



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                               AMENDED SCHEDULE B
                          DELIVERY AND PAYMENT SCHEDULE


Delivery Schedule

IMEC shall deliver no less than 500, and no greater than 1500 additional Pages by January 31, 1999.

During each subsequent month that this Agreement is in effect, IMEC shall provide no less than 500, and no greater than 1500 additional Pages per month.


Payment upon Acceptance

$15 for Pages delivered under this Amended Schedule B.

Advance

As an advance against pages accepted by Sunhawk, Sunhawk shall pay IMEC $10,000 upon the execution of this Agreement by both parties. Said advance shall be recoupable against fees due for accepted pages under this Schedule. That is, no additional fees shall be payable to IMEC until the $10,000 is recouped by Sunhawk. Any un-recouped advance shall be repaid to Sunhawk in the event this Agreement is terminated because of a breach by IMEC.




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                   AMENDMENT #1 TO MUSIC CONVERSION AGREEMENT

This is an amendment to the Agreement which was made as of April 1, 1998
(the "Effective Date") by and between Sunhawk Corporation, a Washington corporation with offices at 223 Taylor Avenue North, Suite 200, Seattle, WA 98109 USA and International Music Engraving Company, with it principal place of business at #7 Navy Road, Baguio City, 2600, Philippines ("IMEC").

Whereas the parties wish to amend the terms of the Agreement, and in of the premises and mutual covenants and agreements set forth herein, Sunhawk and IMEC hereby amend the Agreement effective December 17, 1998 as follows.

1. The Agreement is hereby amended to add the attached "Amended Schedule B."

2. A new Section 9.2 is added as follows: "Termination for Convenience." Sunhawk or IMEC shall have the right to terminate this Agreement at its convenience (with or without cause) upon Two (2) months written notice."

Except as provided in this amendment, and except to the extent any term in the Agreement is inconsistent with the terms of this amendment, all other terms and conditions of the Agreement shall remain unmodified and are hereby reaffirmed.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

International Music Engraving Company       Sunhawk Corporation


By: Kim Kee Bong                               By Brent Mills
    -----------------------------------           ------------------------------

   /s/ KEE BONG KIM                            /s/  BRENT MILLS
   -----------------------------------         ---------------------------------
   Mr. Kee Bong Kim                            Brent Mills

Its:                                           Its:  CEO
     ---------------------------------              ----------------------------